EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements of The Bear Stearns Companies Inc. on Form S-3, File Nos. 33-56009, 333-42295, 333-43565, 333-57083, 333-61437, 333-66861, 333-79417, 333-83049, 333-31980,
333-49876 and 333-52902 and Form S-8, File Nos. 33-49979, 33-50012, 33-55804,
33-56103, 333-16041, 333-57661, 333-58007, 333-66353, 333-81901, 333-92357 and
333-50928 of our reports dated January 16, 2001, appearing and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the year ended November 30, 2000.





/s/ Deloitte & Touche LLP


February 28, 2001
New York, New York